Exhibit 99.1
                                                                    ------------

Contacts: Barry L. McCabe
          Tel 215 679-1301
          Senior Vice President and
          Chief Financial Officer


                     KNOLL, INC. ANNOUNCES REDEMPTION OF ITS
                   10.875% SENIOR SUBORDINATED NOTES DUE 2006

EAST GREENVILLE, PA, March 28, 2003 - Knoll, Inc. announced today that it has redeemed the total principal amount of its 10.875% Senior Subordinated Notes due 2006 at a redemption price of 101.812% of principal amount, plus accrued interest. The company funded the redemption with borrowings under its senior revolving credit facility.

Founded in 1938, Knoll is a global office furnishings manufacturer committed to design excellence. The company's corporate headquarters is located in East Greenville, PA.


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